UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

Superior Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2021, the Board of Directors (the “Board”) of Superior Group of Companies, Inc. (the “Company”) and Compensation Committee of the Board approved the entering into of employment agreements for Philip Koosed and Dominic Leide.

Mr. Koosed’s employment agreement with the Company, which replaces his existing employment agreement with BAMKO, LLC (“BAMKO”) dated March 8, 2016, is effective July 1, 2021 and expires on December 31, 2026, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Koosed will be employed as Chief Strategy Officer of the Company. His salary beginning January 1, 2022 will initially be $375,000. Until then, Mr. Koosed will continue to earn his current salary. The agreement also provides that, beginning January 1, 2022, Mr. Koosed is eligible for an annual incentive bonus based on the sum of the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the applicable calendar year plus accrued annual incentive bonuses for all group-level employees (such sum, “PTHI”), but subject to a minimum threshold below which no bonus is earned. The bonus is determined according to a tiered payout scale, ranging from a percentage of 1% of PTHI for the lowest tier to 3.7% of PTHI for the highest tier. In addition, Mr. Koosed is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him. The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Koosed.

Mr. Leide’s employment agreement with The Office Gurus, LLC (“TOG”) is effective July 1, 2021 and expires on December 31, 2026, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Leide will continue to be employed as President of TOG. His salary will initially be approximately $265,000. The agreement also provides that, beginning January 1, 2022, Mr. Leide is eligible for an annual incentive bonus equal to 4% of (a) TOG’s EBITDA for the applicable calendar year plus (b) the accrued annual incentive bonus for Mr. Leide minus (c) any interest expense on debt related to new acquisitions. In addition, Mr. Leide is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him. The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Leide.

Both employment agreements contain substantially similar provisions on severance. If the employee is terminated without cause within 12 months after the completion of a Change in Control, or if the employee is terminated without cause or resigns with Good Reason, during the term of the agreement, the employee is entitled to an amount equal to (a) 2 times his highest annual compensation, as determined by the sum of the employee’s single highest base salary during the preceding three-year period and the average of the annual cash bonuses paid or payable to the employee that were calculated based on the results of the 3 full fiscal years ended immediately before his termination of employment, or, if greater, the 3 full fiscal years ended immediately prior to a Change in Control, (b) accrued but unpaid base salary and bonus, (c) incurred but not reimbursed expenses, and (d) nonforfeitable benefits already earned and payable. The employee’s right to receive certain of these items is contingent upon him fulfilling certain post-termination obligations.

Both employment agreements define “Good Reason” as (i) a material, adverse reduction in the employee’s authority, duties, or responsibilities (other than temporarily while he is physically or mentally incapacitated or as required by applicable law); (ii) the employee being required by the employer to reside in a location not of his choosing; or (iii) employer’s uncured breach of a material provision of the employment agreement. Cause has a customary definition in both employment agreements, including for gross negligence, willful misconduct, continued failure to substantially perform his employment duties, material breach of the employment agreement, and certain crimes or other acts or omissions.

Subject to certain exceptions specified in the agreements, a “Change in Control” means that any of the following occurs: (A) the Company sells all or substantially all of its assets to an entity that is not an affiliate (in a transaction requiring shareholder approval), (B) any person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company’s affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s equity securities or outstanding voting stock (whether by way of purchase of stock or other equity securities, merger or otherwise), or (C) any transaction that qualified as a liquidation, dissolution, or winding up of the Company.

In connection with the new employment agreements, the Board also awarded equity incentive grants to Mr. Koosed and amended Mr. Leide’s May 2021 performance share award effective July 1, 2021.

Mr. Koosed was granted 51,419 performance shares under the Company’s 2013 Incentive Stock and Awards Plan (the “2013 Plan”). The performance shares vest on December 31, 2026, subject to continuing employment and attainment by the Company of certain threshold EBITDA levels (with a prorated amount between 50% and 100% vesting upon attainment of a minimum EBITDA level, and 100% vesting upon attainment of a higher EBITDA level). A prorated amount vests upon termination without cause or resignation for Good Reason after the third anniversary of the grant date. In addition, 100% of the performance shares subject to the award vest immediately upon a change of control (as defined in the 2013 Plan). Any vested performance shares are settled in shares of the Company’s common stock on a 1:1 basis.

Mr. Koosed was also granted 51,419 shares of restricted stock under the 2013 Plan, which vest as to 30,851, 10,283 and 10,285 shares on the third, fourth and fifth anniversary of the grant date, respectively. Unvested shares of restricted stock are forfeited upon a termination for Cause or resignation without Good Reason. 100% of the shares of restricted stock subject to the award vest immediately upon a change of control (as defined in the 2013 Plan).

Mr. Leide’s performance share award from May 2021 was amended to provide for immediate vesting of 100% of the performance shares subject to such award upon a change of control (as defined in the 2013 Plan).

Item 7.01          Regulation FD Disclosure.

On July 2, 2021, the Company issued a press release announcing the appointment of Philip Koosed as Chief Strategy Officer of the Company and Jake Himelstein as President of BAMKO. The press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01.          Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.	Exhibit Name

99.1	Press Release of the Company
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

	By:	/s/ Andrew D. Demott, Jr.
Name: Andrew D. Demott, Jr. Title: Chief Operating Officer, Chief Financial Officer and Treasurer
Date: July 2, 2021